UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT –July 30, 2009

INTERAMERICAN GAMING, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-31639	88-0436364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

144 Front Street West, Suite 700
Toronto, Ontario Canada M5J 2L7
(Address of principal executive offices)

(416) 477-5656
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 30, 2009, Mr. Adam Szweras resigned as a member of the Board of Directors (the “Board”) of InterAmerican Gaming, Inc. (the “Company”).  Mr. Szweras’ resignation was voluntary and did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, InterAmerican Gaming, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

InterAmerican Gaming, Inc.

Date: August 5, 2009	By:	/s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title : Chief Financial Officer